EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contacts:
Jeff Young Media Relations 617-444-3913 jyoung@akamai.com	—or—	Natalie Temple Investor Relations 617-444-3635 ntemple@akamai.com

AKAMAI REAFFIRMS FIRST QUARTER 2013 GUIDANCE IN CONJUNCTION WITH ANNUAL INVESTOR SUMMIT

Company Announces New Cost Classifications and Non-GAAP Reporting Terminology and Methodology

CAMBRIDGE, MA – March 11, 2013 – Akamai Technologies, Inc. (NASDAQ: AKAM), the leading cloud platform for helping enterprises provide secure, high-performing user experiences on any device, anywhere, is today reaffirming its previously-issued first quarter 2013 financial guidance. In conjunction with its annual Investor Summit being held today, the Company is also announcing the adoption of new reporting methodologies for classifying certain costs in the statements of operations, and for calculating normalized net income, which will be referred to as non-GAAP net income going forward. These new reporting methodologies will be reflected beginning in the Company’s first quarter 2013 results, and have no impact on the Company’s operational performance, financial position or cash flows.

First Quarter 2013 Guidance

The Company is announcing today that it continues to expect first quarter revenue in the range of $352 million to $362 million, adjusted EBITDA margins in the range of 42 to 43 percent and normalized net income per diluted share in the range of $0.50 to $0.52. Under the new methodology described below, the Company expects non-GAAP net income per diluted share in the range of $0.45 to $0.47.

New Reporting Methodologies

Starting in the first quarter 2013, the Company will classify both the cost of services and support and the cost of network build-out and support as costs of revenues in its statements of operations on a historic and prospective basis. The Company previously classified the cost of services and support in the sales and marketing line of the statements of operations and the cost of network build-out and support in the general and administrative line of the statements of operations. The effect of these reclassifications is to increase cost of revenues and decrease operating expenses. The changes do not impact adjusted EBITDA, GAAP and non-GAAP net income or operational free cash flow.

In addition, the Company previously calculated normalized net income by adding the following items on a non-tax-effected basis to net income calculated in accordance with GAAP:

•	Amortization of other acquired intangible assets;

•	Stock-based compensation expense, including amortization of capitalized internal-use software;

•	Restructuring charges and benefits;

•	Acquisition-related costs and benefits;

•	Certain gains and losses on investments;

•	Loss on early extinguishment of debt;

•	Gains and losses on legal settlements; and

•	Other non-recurring or unusual items that may arise from time to time.

Starting in the first quarter 2013, the Company will tax effect the items listed above to calculate non-GAAP net income. The Company believes this revised methodology will help investors more easily and consistently evaluate the Company’s performance.

“Our goal is to align our reporting methodology with the evolution of our business,” said Tom Leighton, CEO of Akamai. “As we look to the next phase of Akamai’s growth, it is important that we help investors better understand the dynamics of our core and emerging businesses. These additional disclosures will provide increased granularity to enable measurement of Akamai’s growth over the long term.”

The following table provides an overview of the Company’s first quarter 2013 guidance before and after these new reporting methodologies. Additional materials, including historical pro forma schedules for full-year 2010, 2011 and 2012 and quarterly for 2011 and 2012 are available on the Company’s Investor Relations website. These schedules represent comparisons of non-GAAP financial measures with the most comparable GAAP financial measures for the related period.

First Quarter 2013 Guidance

($ amounts in millions, expect per share data)

	Guidance as of Feb. 6, 2013	Adjustments	Guidance as of Mar. 11, 2013
Revenue Range	$352 - $362	—	$352 - $362
Cash Gross Margin	82%	(7%)	75%
GAAP Gross Margin	73%	(7%)	66%
Cash Operating Expenses	$141	($25) or 7% of Revenue	$116
Adjusted EBITDA Margin	42% - 43%	—	42% - 43%
CapEx	$60 - $65	—	$60 - $65
Normalized EPS	$0.50 - $0.52	—	$0.50 - $0.52
Income Tax-Effect of Non-GAAP Adjustments	—	($0.05)	($0.05)
Non-GAAP EPS	—	—	$0.45 - $0.47

GAAP taxes and diluted sharecount guidance remains unchanged

About Akamai

Akamai® is the leading cloud platform for helping enterprises provide secure, high-performing user experiences on any device, anywhere. At the core of the Company’s solutions is the Akamai Intelligent Platform™ providing extensive reach, coupled with unmatched reliability, security, visibility and expertise. Akamai removes the complexities of connecting the increasingly mobile world, supporting 24/7 consumer demand, and enabling enterprises to securely leverage the cloud. To learn more about how Akamai is accelerating the pace of innovation in a hyperconnected world, please visit www.akamai.com or blogs.akamai.com, and follow @Akamai on Twitter.

Use of Non-GAAP Financial Measures

In addition to providing financial measurements based on generally accepted accounting principles in the United States of America (GAAP), Akamai provides additional financial metrics that are not prepared in accordance with GAAP (non-GAAP). We believe that making available non-GAAP financial measures may be helpful to investors as they examine our past performance and future prospects, especially when comparing such results to previous periods. Our management uses non-GAAP financial measures, in addition to GAAP financial measures, as the basis for measuring our core operating performance and comparing such performance to that of prior periods. Some of these financial measures are also used by management in its financial and operational decision-making. There are limitations associated with reliance on these non-GAAP financial metrics because they are specific to our operations and financial performance, which may make comparisons with other companies’ financial results more challenging. These non-GAAP financial measures should only be used as a supplement to results presented in accordance with GAAP.

Akamai defines the following non-GAAP financial measures as shown below:

Normalized net income – GAAP net income adjusted for the following non-tax effected items: amortization of other acquired intangible assets; stock-based compensation expense; stock-based compensation reflected as a component of amortization of capitalized internal-use software; restructuring charges and benefits; acquisition-related costs and benefits; certain gains and losses on investments; loss on early extinguishment of debt; gains and losses on legal settlements and other non-recurring or unusual items that may arise from time to time.

Non-GAAP net income – GAAP net income adjusted for the following tax-effected items: amortization of other acquired intangible assets; stock-based compensation expense; stock-based compensation reflected as a component of amortization of capitalized internal-use software; restructuring charges and benefits; acquisition-related costs and benefits; certain gains and losses on investments; loss on early extinguishment of debt; gains and losses on legal settlements and other non-recurring or unusual items that may arise from time to time.

Normalized net income per share – Normalized net income, plus interest add-back for diluted share calculation, divided by the basic weighted average or diluted common shares outstanding used in GAAP net income per share calculations.

Non-GAAP net income per share – Non-GAAP net income, plus interest add-back for diluted share calculation, divided by the basic weighted average or diluted common shares outstanding used in GAAP net income per share calculations.

Adjusted EBITDA – GAAP net income before interest, income taxes, depreciation and amortization of tangible and intangible assets, stock-based compensation expense, amortization of capitalized stock-based compensation, restructuring charges and benefits, acquisition related costs and benefits, certain gains and losses on investments, foreign exchange gains and losses, loss on early extinguishment of debt, gains and losses on legal settlements and other non-recurring or unusual items that may arise from time to time.

Adjusted EBITDA margin – Adjusted EBITDA as a percentage of revenues.

Cash gross margin – Revenues less GAAP cost of revenues, excluding stock-based compensation and depreciation and amortization, as a percentage of revenues.

Cash operating expenses – GAAP operating expenses (consisting of Research and Development, Sales and Marketing, General and Administrative expenses, Amortization of other intangible assets and Restructuring charge (benefit)), excluding stock-based compensation, amortization of other intangible assets, depreciation and amortization, restructuring charges and benefits and acquisition related costs and benefits.

Capital expenditures (CapEx) – Purchases of property and equipment, capitalization of internal-use software development costs and capitalization of stock-based compensation.

Operational free cash flow, or free cash flow – Adjusted EBITDA less capital expenditures, or CapEx, excluding stock-based compensation.

Non-GAAP tax rate – GAAP tax rate excluding the tax effect of non-GAAP adjustments and certain discrete income tax items.

Akamai is unable to provide a reconciliation on a forward-looking basis of the foregoing non-GAAP financial measures to corresponding metrics calculated in accordance with GAAP because the Company does not have and is currently unable to estimate the following items that are excluded from the calculations of such non-GAAP metrics: amortization of other intangible assets; stock-based compensation expense; amortization of capitalized stock-based compensation; acquisition related costs (benefits); restructuring (benefits) charges; and capital expenditures.

Akamai Statement Under the Private Securities Litigation Reform Act

This release contains information about future expectations, plans and prospects of Akamai’s management that constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995, including statements about guidance for the first quarter of 2013. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors including, but not limited to, effects of increased competition including potential failure to maintain the prices we charge for our services and loss of significant customers; failure of the markets we address or plan to address to develop as we expect or at all; inability to increase our revenue at the same rate as in the past and keep our expenses from increasing at a greater rate than our revenues; a failure of Akamai’s services or network infrastructure; delay in developing or failure to develop new service offerings or functionalities, and if developed, lack of market acceptance of such service offerings and functionalities or failure of such solutions to operate as expected; and other factors that are discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012.

The statements in this press release represent Akamai’s expectations and beliefs as of the date of this press release. Akamai anticipates that subsequent events and developments may cause these expectations and beliefs to change. However, while Akamai may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Akamai’s expectations or beliefs as of any date subsequent to the date of this press release.

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